Exhibit 99.1

For Immediate Release

Contact:	John Lynch, Vice President, Treasurer and Investor Relations, 508-482-2314

Waters Corporation (NYSE: WAT) Reports First Quarter 2017 Financial Results

Company Delivers Revenue of $498 Million with Strong Growth in Core End Markets

•	Sales grew 5% (6% in constant currency)

•	Growth led by pharmaceutical and industrial businesses

•	Continued strong growth from Asia and solid European performance

•	GAAP EPS increased 14% to $1.31 and non-GAAP EPS grew 16% to $1.46

Milford, Mass., April 25, 2017 - Waters Corporation (NYSE: WAT) reported first quarter 2017 sales of $498 million, a 5% increase versus sales of $475 million in the first quarter of 2016. Foreign currency translation reduced sales growth by approximately 1% in the quarter. On a GAAP basis, diluted earnings per share (EPS) for the first quarter was up 14% to $1.31 (including a $0.09 EPS tax benefit on stock compensation from the adoption of the new accounting standard as further defined in footnote (a) to our Consolidated Statements of Operations included below) compared to $1.15 for the first quarter of 2016. On a non-GAAP basis, including the adjustments in the attached reconciliation, EPS increased 16% to $1.46 from $1.26 in the first quarter of 2016. A description and reconciliation of GAAP to non-GAAP EPS is attached and can be found on the Company’s website at http://www.waters.com under the caption “Investors.”

Commenting on the Company’s performance, Christopher J. O’Connell, President and Chief Executive Officer said, “We are pleased with our solid start to 2017, highlighted by another quarter of strong organic sales and earnings per share growth. We saw continued strength in our business with the pharmaceutical markets, encouraging growth in our industrial businesses, and overall balanced contributions across our key product lines.”

Unless otherwise noted, sales growth percentages are presented on an as reported basis and are the same as the sales growth percentages presented on a constant currency basis, each of which are detailed in the attached reconciliation of sales growth rates to constant currency growth rates.

Results from the Company’s markets in the quarter were highlighted by strong 8% sales growth (9% in constant currency) from the broadly defined pharmaceutical market and 5% sales growth (9% in constant currency) from the industrial market, while sales from our governmental and academic markets declined by 9% (11% in constant currency).

Instrument system sales grew 6% (7% in constant currency) in the quarter. Recurring revenues, the combination of service and chemistry consumables, posted 4% sales growth (6% in constant currency).

Geographically, sales during the quarter grew 14% in Asia (13% in constant currency) and 3% in Europe (9% in constant currency), and declined 2% in the Americas.

As communicated in a prior press release, Waters Corporation will webcast its first quarter 2017 financial results conference call this morning, April 25, 2017 at 8:00 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investors” and click on the “Live Webcast.” A replay will be available through May 2, 2017 at midnight eastern time, similarly by webcast and also by phone at 203-369-1050.

About Waters Corporation

Waters Corporation (NYSE: WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for nearly 60 years. With approximately 7,000 employees worldwide, Waters operates directly in 31 countries, including 15 manufacturing facilities, and with products available in more than 100 countries.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant currency growth rate, adjusted operating income, adjusted net income and adjusted earnings per diluted share, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles (GAAP). The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Waters Corporation’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Waters Corporation’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand among the Company’s various market sectors from economic, sovereign and political uncertainties; the effect on the Company’s financial results from the United Kingdom voting to exit the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service our debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 1, 2017	April 2, 2016

Net sales	$497,969	$475,246

Costs and operating expenses:
Cost of sales	211,095	201,151
Selling and administrative expenses	130,524	129,351
Research and development expenses	30,752	29,438
Acquired in-process research and development	5,000	—
Purchased intangibles amortization	1,729	2,644

Operating income	118,869	112,662

Interest expense, net	(5,382)	(6,032)

Income from operations before income taxes	113,487	106,630

Provision for income taxes (a)	7,930	12,578

Net income	$105,557	$94,052

Net income per basic common share	$1.32	$1.16

Weighted-average number of basic common shares	80,073	81,275

Net income per diluted common share	$1.31	$1.15

Weighted-average number of diluted common shares and equivalents	80,769	81,974

(a)	In the first quarter of 2017, the Company adopted Accounting Standards Update No. 2016-09 (ASU 2016-09) “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” Starting in the first quarter of 2017, the excess tax benefits or deficiencies related to stock-based compensation are reflected in the Consolidated Statements of Operations as a component of the provision for income taxes, whereas they were previously recognized in equity. ASU 2016-09 is required to be adopted on a prospective basis for the statement of operations and retroactive restatement is not permitted. For the first quarter of 2017, the Company incurred an excess tax benefit, which decreased income tax expense by $7 million and added $0.09 to net income per diluted share. Additionally, the Company’s Consolidated Statements of Cash Flows will present excess tax benefits as an operating activity, with the prior periods presented adjusted accordingly.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Three Months Ended April 1, 2017 and April 2, 2016

(In thousands)

				Current Period	Constant
	Three Months Ended		Percent	Currency	Currency
	April 1, 2017	April 2, 2016	Change	Impact	Growth Rate (a)

NET SALES - OPERATING SEGMENT

Waters	$443,426	$424,193	5%	$(6,431)	6%
TA	54,543	51,053	7%	(266)	7%

Total	$497,969	$475,246	5%	$(6,697)	6%

NET SALES - PRODUCTS & SERVICES

Instruments	$236,393	$223,707	6%	$(2,628)	7%

Service	173,673	167,389	4%	(2,957)	6%
Chemistry	87,903	84,150	4%	(1,112)	6%

Total Recurring	261,576	251,539	4%	(4,069)	6%

Total	$497,969	$475,246	5%	$(6,697)	6%

NET SALES - GEOGRAPHY

Americas	$174,650	$178,741	(2%)	$199	(2%)
Europe	128,213	125,032	3%	(7,447)	9%
Asia	195,106	171,473	14%	551	13%

Total	$497,969	$475,246	5%	$(6,697)	6%

NET SALES - MARKETS

Pharmaceutical	$279,810	$259,086	8%	$(2,734)	9%
Industrial	161,303	153,521	5%	(5,320)	9%
Governmental & Academic	56,856	62,639	(9%)	1,357	(11%)

Total	$497,969	$475,246	5%	$(6,697)	6%

(a)	The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Quarters Ended April 1, 2017 and April 2, 2016

(In thousands, except per share data)

					Income from
					Operations
	Selling &	Research &		Operating	before	Provision for		Diluted
	Administrative	Development	Operating	Income	Income	Income	Net	Earnings
	Expenses(a)	Expenses(a)	Income	Percentage	Taxes	Taxes	Income	per Share
Quarter Ended April 1, 2017
GAAP	$132,253	$35,752	$118,869	23.9%	$113,487	$7,930	$105,557	$1.31
Adjustments:
Purchased intangibles amortization (b)	(1,729)	—	1,729	0.3%	1,729	473	1,256	0.02
Restructuring costs, asset impairments, acquisition-related costs & certain other items (c)	(9,348)	—	9,348	1.9%	9,348	3,059	6,289	0.08
Acquired in-process research and development (d)	—	(5,000)	5,000	1.0%	5,000	962	4,038	0.05
Certain income tax items (e)	—	—	—	—	—	(475)	475	0.01

Adjusted Non-GAAP	$121,176	$30,752	$134,946	27.1%	$129,564	$11,949	$117,615	$1.46

Quarter Ended April 2, 2016
GAAP	$131,995	$29,438	$112,662	23.7%	$106,630	$12,578	$94,052	$1.15
Adjustments:
Purchased intangibles amortization (b)	(2,644)	—	2,644	0.6%	2,644	750	1,894	0.02
Stock award modification (f)	(7,085)	—	7,085	1.5%	7,085	2,657	4,428	0.05
Restructuring costs, asset impairments, acquisition-related costs & certain other items (c)	(3,608)	—	3,608	0.8%	3,608	1,142	2,466	0.03
Certain income tax items (e)	—	—	—	—	—	(737)	737	0.01

Adjusted Non-GAAP	$118,658	$29,438	$125,999	26.5%	$119,967	$16,390	$103,577	$1.26

(a)	Selling & administrative expenses include purchased intangibles amortization. Research & development expenses include acquired in-process research and development.
(b)	The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.
(c)	Restructuring costs, asset impairments, acquisition-related costs and certain other items were excluded as the Company believes that the cost to consolidate operations and reduce overhead; the cost to complete acquisitions; the non-cash expense to record asset impairments and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company. In the first quarter of 2017, charges were $6 million higher than prior year due to a facility closure and related severance costs in Germany, as well as costs associated with an early retirement transition program in the United States.
(d)	Acquired In-Process Research and Development was excluded as it relates to milestone payments associated with a licensing arrangement for mass spectrometry that the Company believes is unusual and not indicative of its normal business operations.
(e)	Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.
(f)	The non-cash expense associated with accelerating the vesting of certain stock awards was excluded as the Company believes these expenses are not indicative of normal operating costs.

Waters Corporation and Subsidiaries

Condensed Preliminary Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	April 1, 2017	December 31, 2016

Cash, cash equivalents and investments	$2,966,463	$2,813,032
Accounts receivable	461,755	489,340
Inventories	279,976	262,682
Property, plant and equipment, net	334,382	337,118
Intangible assets, net	211,049	207,055
Goodwill	353,796	352,080
Other assets	203,282	200,752
Total assets	$4,810,703	$4,662,059

Notes payable and debt	$1,867,384	$1,827,263
Other liabilities	548,505	532,847
Total liabilities	2,415,889	2,360,110

Total equity	2,394,814	2,301,949
Total liabilities and equity	$4,810,703	$4,662,059